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                       [DELOITTE & TOUCHE LLP LETTERHEAD]

                         INDEPENDENT AUDITORS' CONSENT

To the Board of Directors of
EVEREN Capital Corporation:

We consent to the incorporation by reference in this Registration Statement on Form S-8 of EVEREN Capital Corporation ("EVEREN") of our report dated February 28, 1997, appearing in the Annual Report on Form 10-K of EVEREN for the year ended December 31, 1996.

/s/ Deloitte & Touche LLP

Chicago, Illinois
May 28, 1997